EXHIBIT 10.1

AMENDMENT TO PLEDGE AGREEMENT AND UNDERWRITING, CONTINUING INDEMNITY AND SECURITY AGREEMENT

THIS AMENDMENT TO PLEDGE AGREEMENT AND UNDERWRITING, CONTINUING INDEMNITY AND SECURITY AGREEMENT ("this Amendment") made as of the 17th day of January, 2006, by and between INTEGRATED ELECTRICAL SERVICES, INC., a Delaware corporation, and certain of its Affiliates and Subsidiaries identified on Exhibit A, in their capacity as named Principal under any Bond (individually and collectively "Principal"); and INTEGRATED ELECTRICAL SERVICES, INC., a Delaware corporation, and certain of its Affiliates and Subsidiaries identified on Exhibit B (along with Principal, individually and collectively "Indemnitors") in favor of FEDERAL INSURANCE COMPANY, an Indiana corporation, its Affiliates and Subsidiaries and their respective co-sureties and reinsurers, and their respective successors and permitted assigns (individually and collectively "Surety").

W I T N E S S E T H:

WHEREAS, Surety, Principal and Indemnitors entered into that certain Interim Pledge Agreement dated September 9, 2004, as modified by First Amendment to Interim Pledge Agreement dated October 6, 2004, as further amended by Second Amendment to Interim Pledge Agreement dated October 12, 2004, as further amended by Third Amendment to Interim Pledge Agreement dated November 3, 2004, and as restated by that certain Restated Pledge Agreement dated January 14, 2005 (the “Pledge Agreement”);

WHEREAS, Surety, Principal, and Indemnitors entered into that certain Underwriting, Continuing Indemnity, and Security Agreement dated January 14, 2005 ("the Indemnity Agreement"), the terms of which are incorporated herein by this reference;

WHEREAS, pursuant to the foregoing agreements Principal has previously delivered to Surety as collateral for all of Principal’s obligations thereunder: (i) the Existing Pledged Collateral in the original aggregate principal amount of Seventeen Million Five Hundred Thousand Dollars ($17,500,000) (and all interest, proceeds, and substitutions therefor); (ii) that certain Irrevocable Letter of Credit No. ASL-3014854-140INE issued by Bank of America, N.A. on August 17, 2005, in the face amount of Six Million Three Hundred Ninety Eight Thousand Seven Hundred Forty Eight Dollars ($6,398,748); and (iii) that certain Irrevocable Letter of Credit No. ASL-3014832-140INE issued by Bank of America, N.A. on August 8, 2005, in the face amount of Five Million Dollars ($5,000,000).

WHEREAS, Principal has stated publicly that it is considering whether to file a Petition for Voluntary Relief under Chapter 11 of the United States Bankruptcy Code in order to facilitate a broad restructuring of its affairs;

WHEREAS, on January 5, 2006, Principal renewed an existing request for the issuance of a bond to the Board of Trustees of The Community College of Baltimore County, as obligee, for the account of PrimeNet, Inc., an affiliate of Primo Electric Company, in the penal sum of

One Million Forty Four Thousand Nine Hundred Sixty-Three and 11/100ths ($1,044,963.11) Dollars;

WHEREAS, on January 6, 2006, Surety received from Principal a wire transfer in the amount of Six Hundred Thirteen Thousand Seventy-Eight and 50/100ths ($613,078.50) Dollars to be held as collateral under the Pledge Agreement and Indemnity Agreement and as consideration for the issuance of the requested bond;

WHEREAS, Principal requires continuing access to Surety Credit while it considers its options; and

WHEREAS, all of the parties desire to amend and modify the Pledge Agreement and the Indemnity Agreement as follows in order to provide for continuing Surety Credit support.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         Availability of Surety Credit. From that date hereof Surety agrees to consider applications for the issuance of surety bonds on a case-by-case basis. The issuance of any bond pursuant to such application will be in the sole and absolute discretion of Surety and subject to such conditions as Surety may elect to impose in its sole and absolute discretion. No surety bond will be issued except upon delivery to Surety of collateral in the form of cash or letter(s) of credit in an amount not less that fifty (50%) percent of the penal sum of the bond to be issued. Surety will not consider issuing “low penalty” or “miscellaneous” bonds except upon delivery of collateral in the amount of one hundred (100%) percent of the penal sum thereof. Any letter(s) of credit offered to Surety as collateral for the issuance of any bond shall be drawn on an institution and in form and substance acceptable to Surety in its sole and absolute discretion. Notwithstanding the fact that collateral may be required by Surety hereunder in connection with the issuance of any specific bond, all collateral held by Surety will support any and all of the indemnity and other obligations of Principal and Indemnitors to Surety. Acceptance by Surety of collateral in excess of fifty (50%) percent of the penal sum of any requested bond shall not obligate surety to issue any other bond or to maintain any specific ratio between collateral held and the aggregate penal sums of bonds outstanding. In no event will Surety consider issuing bonds aggregating more than Twenty Million ($20,000,000) Dollars in penal sum(s) after the date hereof and prior to the filing of a Bankruptcy Petition.

2.         Amendment of Restated Pledge Agreement. To the extent that Principal elects to offer cash as collateral, the parties hereto agree that the Restated Pledge Agreement is hereby amended and modified to allow up to Ten Million ($10,000,000) Dollars to be added to the amount of Existing Pledged Collateral now held by Surety. As set forth above in the premises, Surety acknowledges receipt of cash in the amount of Six Hundred Thirteen Thousand Seventy-Eight and 50/100ths ($613,078.50) Dollars to be added to and held upon the same terms as the Existing Pledged Collateral under the Restated Pledge Agreement as herein amended.

3.         Reservation of Rights as to Certain Subsidiaries and Affiliates. Surety has identified certain Principals as being of particular concern with regard to their respective ability to prosecute bonded projects successfully to conclusion, including, but not limited to:

Bryant Electrical Company, Inc.
Pan American Electric, Inc.
Davis Electrical Constructors, Inc.
Mark Henderson, Incorporated
Primo Electric Company
Thomas Popp & Company
Valentine Electrical, Inc.
Daniel Electrical Contractors, Inc.
J. W. Gray Electrical Contractors, L.P.

Without limiting the breadth of the discretion reserved to Surety in deciding whether to issue particular bonds, Surety specifically reserves the right to decline to issue or renew bonds for these and any other entities subsequently identified as being of similar concern. Further, should Surety elect to issue any bond for entities so identified, Surety reserves the right to impose additional collateral and other conditions in its sole and absolute discretion. Under no circumstances will Surety be required to issue bonds for any entity which has been or is to be sold or otherwise divested in the continuing course of Principal’s financial restructuring.

4.         Exhibit. Exhibit D to the Agreement is hereby deleted in its entirety and replaced with Exhibit D to this Amendment.

5.         Continuing Effect. Except as specifically set forth in this Amendment, the Pledge Agreement and the Indemnity Agreement remain in full force and effect as originally written.

6.         Counterparts. This Amendment may be executed by the parties independently in any number of counterparts, all of which together will constitute but one and the same instrument which is valid and effective as if all parties had executed the same counterpart.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed by its duly authorized officer on the day and year first above written.

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[SIGNATURE PAGES FOLLOW]

SURETY:

FEDERAL INSURANCE COMPANY

By:            /s/ Edward J. Reilly

Its:            Assistant Secretary

Integrated Electrical Services, Inc.

By:	/s/ David A. Miller

Aladdin Ward Electric & Air, Inc.
Amber Electric, Inc.
ARC Electric, Incorporated
Bachofner Electric, Inc.
Bryant Electric Company, Inc.
Commercial Electrical Contractors, Inc.
Cross State Electric, Inc.
Daniel Electrical Contractors, Inc.
Davis Electrical Constructors, Inc.
Electro-Tech, Inc.
Federal Communications Group, Inc.
Hatfield Reynolds Electric Company
Kayton Electric, Inc.
Mark Henderson, Incorporated
Menninga Electric, Inc.
Mid-States Electric Company, Inc.
Mitchell Electric Company, Inc.
Murray Electrical Contractors, Inc.
Newcomb Electric Company, Inc.

New Technology Electrical Contractors, Inc.

Pan American Electric, Inc.
Paulin Electric Company, Inc.
PrimeNet, Inc.
Primo Electric Company
Rodgers Electric Company, Inc.
Ron's Electric, Inc.
Thomas Popp & Company
- and -

Valentine Electrical, Inc.

By:            /s/ David A. Miller

BEXAR ELECTRIC COMPANY, LTD.
By:	BW/BEC Inc., its general partner

By:            /s/ David A. Miller

HAYMAKER ELECTRIC, LTD.
By:	General Partner, Inc., its general partner

By:            /s/ David A. Miller

HOUSTON-STAFFORD ELECTRICAL
CONTRACTORS LP
By:	Houston-Stafford Management LLC, its
general partner

By:            /s/ David A. Miller

J.W. GRAY ELECTRICAL CONTRACTORS LP
By:	J.W. Gray Management LLC, its general
partner

By:            /s/ David A. Miller

MILLS ELECTRIC LP (d/b/a Mills Electrical Contractors)
By:	Mills Management LLC

By:            /s/ David A. Miller

NEAL ELECTRIC LP
By:	BW/BEC Inc., its general partner

By:            /s/ David A. Miller

POLLOCK SUMMIT ELECTRIC LP
By:	Pollock Electric, Inc. and Summit Electric of Texas,
Inc., its general partners

By:            /s/ David A. Miller

RAINES ELECTRIC LP
By:	Raines Management LLC, its general partner

By:            /s/ David A. Miller

RIVIERA ELECTRIC, LLC

By:            /s/ David A. Miller

TESLA POWER AND AUTOMATION, L.P.
By:	Tesla Power GP, Inc., its general partner

By:            /s/ David A. Miller

DEBT INSTRUMENTS

1.          Indenture dated as of January 28, 1999, among the Company, certain of its Subsidiaries and U.S. Bank Corporate Trust, successor in interest to State Street Bank and Trust Company, as trustee.

2.          Indenture dated as of May 29, 2001, among the Company, certain of its Subsidiaries and U.S. Bank Corporate Trust, successor in interest to State Street Bank and Trust Company, as trustee.

3.          Credit Agreement dated February 27, 2004, among the Company as Borrower, the financial institutions named therein as Banks and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA) as Administrative Agent for the Banks, as same has been amended from time to time prior to the date hereof.

4.          Indenture dated as of November 24, 2004, among the Company, certain of its Subsidiaries and Bank of New York, as trustee.

5.          Loan and Security Agreement dated August 1, 2005, by and between Indemnitors as Borrower and Bank of America, N.A. as Lender and as Lender Agent.

EXHIBIT D